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                                                                   EXHIBIT 3.1.1


                                                                          PAGE 1
                                    Delaware
                                The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF "NARA BANCORP, INC.", FILED IN THIS OFFICE ON THE

FIRST DAY OF JUNE, A.D. 2004, AT 1:03 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY

RECORDER OF DEEDS.












3239893 8100

040404683        [SEAL]
                                       /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 3144325
                                       DATE: 06-01-04



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                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                               NARA BANCORP, INC.
                             a Delaware Corporation



NARA BANCORP, INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. That Article IV to the Certificate of Incorporation of the Corporation is amended to read in full as follows:


                                      IV.

                  "The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000)shares of Common Stock, $0.001 par value per share ("Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus."

2.       That said amendment has been duly adopted in accordance
         with Section 242 of the Delaware General Corporation
         Law by:

         (a) the adoption of resolutions of the Board of Directors of the Corporation; and

         (b) the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.


IN WITNESS WHEREOF, said NARA BANCORP, INC., has caused this Certificate of Amendment to be signed by Michel Urich, its Secretary, this 2lst day of May, 2004.


                                          /s/ Michel Urich
                                          --------------------------------------
                                          Michel Urich, Secretary



                                                     State of Delaware
                                                    Secretary of State
                                                  Division of Corporations
                                              Delivered 01:08 PM 06/01/2004
                                                 FILED 01:03 PM 06/01/2004
                                               SRV 040404683 -- 3239893 FILE